OFFICE DEPOT

[GRAPHIC OMITTED]                                             NEWS RELEASE
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CONTACT: INVESTORS:

                  EILEEN H. DUNN
                  VICE PRESIDENT, INVESTOR RELATIONS/PUBLIC RELATIONS
                  561/438-4930
                  edunn@officedepot.com
                  ---------------------

                  MEDIA:

                  LAUREN GARVEY
                  DIRECTOR, MEDIA RELATIONS
                  561/438-2895
                  lgarvey@officedepot.com
                  -----------------------


                OFFICE DEPOT REPORTS RESULTS OF BUSINESS REVIEW;
                 OUTLINES STRATEGIES & PRIORITIES FOR THE FUTURE

          O TO TAKE CHARGE IN FOURTH QUARTER 2000 AND INVEST IN BUSINESS IMPROVEMENTS IN 2001 TOTALING AS MUCH AS $400 MILLION

          O    FOURTH QUARTER CHARGE IN RANGE OF $280-$300 MILLION BEFORE TAXES

                  -   CLOSE 70 NORTH AMERICAN RETAIL STORES
                  -   REDUCE SKUS IN STORES AND WAREHOUSES TO STREAMLINE
                      OPERATIONS AND FOCUS ON CORE BUSINESS CUSTOMERS
                  -   WRITE DOWN VALUE OF CERTAIN INTERNET HOLDINGS AND
                      INTERNATIONAL ASSETS

          O TO INVEST MORE THAN $110 MILLION IN CAPITAL AND INCREMENTAL OPERATING EXPENSES TO IMPLEMENT STRATEGIC INITIATIVES IN 2001

                  -   IMPROVE SHOPPING EXPERIENCE IN RETAIL STORES
                  -   IMPROVE QUALITY AND EFFICIENCY IN NORTH AMERICAN
                      WAREHOUSES

          o    COMPANY OUTLINES PLANS FOR SALES GROWTH AND PROFITABILITY

                  -   EPS FORECAST TO GROW 15% IN 2001
                  - INTERNET SALES EXPECTED TO HIT $1.5 BILLION IN 2001; $2.5 BILLION BY 2003 - INTERNATIONAL SALES GROWTH EXPECTED TO EXCEED 20% IN LOCAL CURRENCIES FOR 2001

                         ------------------------------

(DELRAY BEACH, FL) JANUARY 3, 2001 -- OFFICE DEPOT, INC. (NYSE: ODP), the world's largest seller of office products, made several announcements today (1) related to releasing the results of its extensive business review process and
(2) concerning its strategic plans to enhance future business prospects. The objectives of the plans contained in its announcements are to make the Company a more compelling place to shop for its customers and a more compelling place to work for its employees
- and to restore the Company's businesses to growth rates and returns across all business segments that will make Office Depot once again a compelling place to invest.

Bruce Nelson, Office Depot's CEO, stated, "Our business review was comprehensive in scope and looked at every aspect of our business. Our goals are simple. While continuing our global position as the $12 billion industry leader in sales of office products, we intend to restore rates of growth and profitability on a total company basis that will make Office Depot a compelling choice not only for our customers and our employees, but also for investors. The most immediate impact of our announcement is a charge to earnings for our fiscal year 2000 in the range of $280 million to $300 million before taxes, primarily related to our decision to close 70 retail stores. But equally important are our plans to spend over $110 million incrementally in 2001 to substantially improve the customer experience in our retail stores and in all other channels in which we sell."

DETAILS OF THE COMPANY'S ANNOUNCEMENTS ARE AS FOLLOWS:
------------------------------------------------------

1. As a result of its extensive review of all its retail stores in North America, Office Depot will close 67 under-performing retail stores in the U.S. and 3 stores in Canada. In connection with these closings, Office Depot is leaving four markets completely -- Cleveland and Columbus, Ohio; Phoenix and Boston. The Company also will close six small "express" stores in France.

2. To reduce complexity in its warehouses and to return the focus in its retail stores to the core business customer, Office Depot will reduce SKUs in its retail stores by approximately 20% and in its warehouse operations by approximately 30% by the end of the first quarter of 2001. The benefits for customers will be better service levels and better "in-stock" positions on products that customers buy most often.

3. In order to address capacity constraints and improve efficiency, the Company plans to relocate warehouses in Atlanta and Baltimore in 2001. As part of its overall warehouse initiatives, the Company also will invest in new warehouse technologies to improve the quality and efficiency of all its U.S. warehouse operations.

4. As a result of an extensive review of contract customer profitability, the Company has taken a number of actions to improve the operating performance of its contract sales business. These include a close evaluation of account level profitability and a 10% reduction in its contract sales force, as well as the previously announced consolidation of call center operations.

5. The Company also carefully reviewed the value of its holdings in a number of Internet companies, most of which are also strategic marketing partners with Office Depot. As a result of this review, Office Depot plans to write down the value of its investment in a number of these privately held Internet companies by approximately $45 million before taxes to better reflect the value of these investments given the current economic conditions, the markets for Internet companies today, and the changing environment for investments in these types of businesses. Included in the

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


     Company's year-to-date results, are a series of gains from sales of Internet investments totaling approximately $58 million before taxes.

6. Based on the results of Office Depot's retail store operations in Japan, the Company plans to write off $12 million before taxes of goodwill related to Office Depot's acquisition of the remaining 50% ownership interest from its former joint venture partner in Japan in April 1999.

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IN SUMMARY, AS A RESULT OF ITS BUSINESS REVIEW, THE COMPANY EXPECTS TO:

1 -- REPORT A CHARGE TO EARNINGS IN THE FOURTH QUARTER OF 2000, SUBJECT TO FINAL ACCOUNTING ADJUSTMENTS, IN THE RANGE OF $280 MILLION TO $300 MILLION BEFORE TAXES.

2 -- INCUR OPERATING EXPENSES OF APPROXIMATELY $50 MILLION AND CAPITAL EXPENDITURES OF APPROXIMATELY $60 MILLION IN 2001 TO IMPLEMENT ITS STRATEGIC INITIATIVES FOR THE FUTURE GROWTH AND PROFITABILITY OF THE TOTAL BUSINESS.

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COMPONENTS OF THE CHARGES IN Q4 2000 AND INCREMENTAL EXPENSES AND CAPITAL
OUTLAYS IN 2001 ARE AS FOLLOWS:

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                                                2000*       2001*        2001*
--------------------------------------------------------------------------------
                                           CHARGE**     CAPITAL***    EXPENSE***
--------------------------------------------------------------------------------
NORTH AMERICAN RETAIL                        $210           $25         $30
BUSINESS SERVICE GROUP                         10            30          15
CERTAIN INVESTMENTS IN INTERNET COMPANIES      45          ----        ----
INTERNATIONAL                                  20          ----        ----
OTHER                                          15             5           5
                                             -------------------------------

TOTAL                                        $300           $60         $50

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*ALL FIGURES ARE REPORTED IN MILLIONS AND BEFORE TAXES
**FIGURES SHOWN REPRESENT THE UPPER END OF THE RANGE OF CHARGES AND ARE SUBJECT TO FINAL REVIEW BY THE COMPANY'S AUDITORS
***CAPITAL AND EXPENSE ITEMS ARE ESTIMATES OF INCREMENTAL CAPITAL AND EXPENSE ITEMS FOR 2001 (BEYOND NORMAL BUDGET ITEMS) AND ARE SUBJECT TO CHANGE


Bruce Nelson, commenting on these significant announcements, stated: "Our business review was thorough, candid and self-critical. We focused on our customers, the realities of our industry, many aspects of the competitive landscape and the capabilities of our organization. In order to return our focus to our core business customers, foster a winning culture among our employees and restore credibility with the capital markets, we have had to make significant and sometimes difficult decisions -- difficult primarily because they involve people. But we have concluded our review on a very positive note. We see enormous potential for our business to grow and prosper in 2001 and beyond."

                                      * * *

                                 (MORE FOLLOWS)

              BUSINESS OUTLOOK FOR END OF 2000 AND ANTICIPATED 2001

OUTLOOK FOR FOURTH QUARTER 2000
-------------------------------

In early November, Office Depot announced that sales performance in its North American Retail Division during the month of October and in early November had continued to trend downward. The Company stated at that time that it expected comparable store sales in its 782 North American stores that have been open for more than one year to be negative for the fourth quarter. Further, the Company stated that if current trends continued, it believed that its comparable store sales for the fourth quarter could be in the negative mid single digit range, down from expectations discussed on Office Depot's second quarter conference call in July 2000.

Based on sales results for the month of December, the Company now expects to report fourth quarter comparable store sales in the negative 5% range. As a result, Office Depot anticipates full year 2000 earnings per share, before charges of $280 to $300 million (pre-tax) in the fourth quarter and other charges disclosed in previous quarters, to be approximately $0.70. This figure is subject to normal year-end adjustments, and actual earnings are scheduled to be announced on February 15, 2001.

OUTLOOK FOR 2001
----------------

Based on the business review and the actions announced today, Office Depot believes it is better positioned to achieve improved growth and profitability and increased shareholder value in the future. Given the uncertain economic outlook for 2001, and the results of closing 70 North American retail stores, the Company now anticipates total Company revenue growth to be in the mid single digit range for 2001 (on a comparable 52 week basis) and to return to historically higher growth rates thereafter. As a result of the aggressive steps taken to improve profitability, Office Depot believes it can generate an approximate 15% increase in EPS in 2001 over its anticipated 2000 EPS numbers before charges.

In 2001, Office Depot plans to add approximately 50 new retail stores, most of which will be located in areas in which the Company currently enjoys strong market positions, with the balance in under-served markets. In future years, Office Depot expects to continue this approach to retail store expansion, with an emphasis on market density in order to leverage advertising dollars and cross-channel opportunities to create a seamless customer experience across all channels. All new stores will be based on a more efficient platform of approximately 20,000 square feet and will be more interactive in terms of the customer experience.

Nelson commented on the future outlook for the industry and for Office Depot, "While we recognize the signs of a softening economy, demand for office supplies and products still outpaces economic growth in general and the proliferation of technology products has driven an increasing demand for basic consumable supplies, like inkjet cartridges,

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

toner and paper. While some markets in the U.S. may be approaching saturation, the overall market is far from saturated. Great retailers are great merchants and when they leverage market density, apply vigorous analytical criteria to new site selection and capital investments, build brand awareness and impress customers so much that they want to buy again, they can succeed. We intend to do all of those things - and more - to improve our results."

He continued, "Our priorities for 2001 and beyond are: (1) restoring the health and vitality of our U.S. retail stores operations (as to which we have taken a giant step today with our decision to exit under-performing stores and markets);
(2) continuing to grow our international businesses at more than 20% per year in local currencies; (3) expanding our industry-leading electronic commerce business to an anticipated $2.5 billion business by 2003; and (4) realizing the service levels and cost-savings that we must have in our warehousing and delivery operations. We are committed to strengthening the Office Depot brand as the recognized global leader in delivering office products and solutions to business problems."

                                      * * *

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              FURTHER DETAILS ON IMPACT OF TODAY'S ANNOUNCEMENTS ON
                        OFFICE DEPOT'S BUSINESS SEGMENTS

           [ALL ITEMS ARE SUBJECT TO ACCOUNTING REVIEW & ADJUSTMENTS]

--------------------------------------------------------------------------------

NORTH AMERICAN RETAIL STORES
----------------------------

Office Depot's business review process revealed several significant issues with its retail stores. A careful study of current and anticipated future profitability on a store-by-store, market-by-market basis resulted in a decision to close 70 under-performing stores in the U.S. and Canada. In order to emphasize products Office Depot's core business customers want, and to increase facings and shelf space for key, high demand items, the Company will rationalize its retail SKU assortment by approximately 20%, resulting in a $23 million pre-tax write-down of inventory.

As a result, the total Q4 2000 charges, including closing and relocating stores, accelerating certain asset write-offs, and SKU assortment rationalization for the retail stores business will be approximately $210 million before taxes.

Nelson commented, "In recent years, our retail store expansion was less successful than we want and need it to be. We also allowed our inventory assortment to drift away from the items most important to our core business customers. As a result, performance suffered in many of our stores, resulting in our decision to close certain stores. Our decision to close unproductive locations and rationalize SKUs to better serve the needs of our core business customers means that Office Depot shoppers will benefit from better service levels and better in-stock positions in all our remaining retail stores and in our other selling channels."

In addition to items impacting the fourth quarter 2000, Office Depot has outlined a comprehensive plan to update and enhance the shopping experience to create a more compelling place to shop for customers. Management has earmarked a total of $55 million ($30 million in operating expense before taxes and $25 million in capital) in 2001 to accomplish changes in retail stores, including new lighting, signage, new plan-o-grams and the installation of broadband in all its remaining 818 retail stores in North America.

BUSINESS SERVICES GROUP
-----------------------

Office Depot's Business Services Group is a more than $3 billion business and the sales leader in its category. Over the past three years, the contract portion of this business segment has grown at a mid teens compounded annual rate. The contract business faces several challenges and the Company anticipates that the rate of growth of this business will slow somewhat in 2001, as management: (1) concentrates more closely on account profitability and (2) works to improve service levels, among other ways, by not over-burdening our warehousing and delivery facilities.

Major areas of concern in the BSG business relate to operational complexity in warehouses and in other aspects of operations. As announced on November 6, 2000, Office Depot is in the process of consolidating its call centers. In addition , the Company also plans to replace and consolidate warehouses and implement new technologies to enhance productivity and customer service levels which will require incremental expenditures in 2001.

The Company plans to reduce stocked SKUs in its 28 North American warehouses and begin to source them from wholesalers on an ongoing basis. These SKUs were identified (largely high-cube and low demand items) as items that were not essential to customers needs on a daily basis and could be sourced through wholesalers without impacting customer service levels, and in fact, improving service levels on certain items such as furniture.

In addition, the Company will invest in new warehouse technologies to improve the quality and efficiency of its U.S. warehouse operations. In order to address capacity constraints and improve efficiency, the Company plans to relocate two warehouses in Atlanta and Baltimore, which are currently operating at levels in excess of the capacities for which the existing facilities were designed.

Total charges in the fourth quarter of 2000 for the BSG business are in the range of $10 million before taxes, and anticipated incremental expenditures for new initiatives in 2001, over and above the Company's normal operating plan, are in the range of $45 million ($30 million in capital expenditures and $15 million in incremental expense items before taxes).

Nelson commented, "Our BSG business is one of our fastest growing business segments. However, we cannot support continued growth rates in the double digit range without investing in the improvement and replacement of warehouse and distribution facilities, reducing complexity by rationalizing SKUs and establishing a seamless interface with wholesalers, increasing the use of technology that touches on the customer experience and completing the consolidation of Viking facilities scheduled to merge into Office Depot warehouses in 2001."

"We will not intentionally grow beyond our ability to satisfy the needs of our customers, and we will continue to focus on account profitability as a key initiative of this business. As a result, we now expect BSG to grow in the low double digit range in 2001, with an opportunity to return to historically higher rates of growth once our infrastructure is better positioned to support that growth and we have completed our profitability review at the account level."

ELECTRONIC COMMERCE
-------------------

Office Depot does not report its e-commerce business separately from the BSG and International Segments to which portions of it are related, and it has no present intention to break out this business as a separate business segment. However, this business is one of the Company's success stories. For 2000, worldwide electronic commerce will account for almost $1 billion of total revenues, and will do so profitably. Office Depot Websites are consistently rated as among the best business sites in the U.S., and the Company has one of the most successful networks of partnering and investment relationships in global Internet retailing. Internationally, electronic commerce has grown significantly in 2000, as Office Depot and Viking Office Products opened eight new e-commerce sites outside North America during the year.

Office Depot anticipates that electronic commerce will continue to outpace other aspects of its business in terms of rates of growth. By 2003, total global e-commerce is expected to deliver sales in the $2.5 billion range.

Nelson commented, "We are absolutely committed to growing our e-commerce channel as rapidly as possible, on a global basis. We see it, among other things, as a tool for implementing positive change in the customer experience in our retail stores. The installation of broadband capability in all our retail stores by the end of 2001 will enable Office Depot to deliver customer business solutions in the stores by means of readily accessing our own and related party Websites. Increasingly, we are seeing that "bricks and clicks" retailers will be the real success stories in the e-commerce sector, and we are well positioned to take advantage of the winnowing out process in "pure-play" e-commerce businesses."


INVESTMENTS IN OTHER E-COMMERCE BUSINESSES
------------------------------------------

As a result of the business review process, Office Depot also has decided to write down its portfolio of investments in Internet businesses by approximately $45 million before taxes. These holdings are primarily businesses which are privately held and which are involved in strategic marketing partnership arrangements with Office Depot. This action is being taken to better reflect the value of these investments given the current economic conditions, the markets for Internet companies today, and the changing environment for investments in these types of businesses. Earlier this year, Office Depot reported a series of gains totaling $58 million before taxes on one and a portion of another of its Internet investments.



CEO Nelson commented, "We have taken a critical review of our investments in strategic business partners in the Internet segment in the light of significant changes in the investment landscape for pure e-commerce companies. We still see great value in selectively investing in businesses with which we can partner in bringing creative new ideas and concepts to our customers, but clearly the overall marketplace now dictates a lower valuation for investments in these sorts of companies."

INTERNATIONAL BUSINESS SEGMENT
------------------------------

For the most part, our international businesses have been among Office Depot's most successful. These are high growth, high operating margin and high ROI businesses. We expect to continue to enjoy high double digit growth rates in our international segment, and to open at least one new country in 2001. The Company also expects to add new geographies in the years that follow. The first international contract business opened in the UK in September, and four additional countries are expected to be added in 2001.

Challenges in the Company's international businesses have been related to: (1) currency fluctuations, (2) an unprofitable express store retail model in France, and (3) a much slower than anticipated growth rate in Office Depot Japan. In response to these challenges, Office Depot is taking several steps in Q4 2000 to bring these segments of its business into line with business realities.

The largest of these adjustments is the write down of approximately $12 million before taxes of goodwill related to the Company's acquisition of the remaining 50% ownership interest of its former joint venture partner in Japan in April 1999. The rate of growth and earnings of the retail store operations has been substantially below the Company's expectations, and a determination has been made that goodwill allocated to the retail operations is significantly impaired.

In addition to this write-off, Office Depot also will take charges in Q4 2000 for the closing of six express stores in France and other miscellaneous actions. In 2001, the Company will add new distribution facilities in London and in Germany to meet the growing needs of its mail order and contract customers.

Total anticipated charges in the fourth quarter 2000 for the International businesses are in the range of $20 million before taxes. The Company has already made plans to invest over $80 million in its 2001 operating plan, not related to the business review, for new distribution facilities, entry into one new European country, retail expansion in Japan and investments in systems and e-commerce initiatives globally in the coming year.

Nelson stated, "International is a real success story for Office Depot, with growth and profitability that clearly outpaces our domestic retail operations. Our experience in Office Depot Japan has been challenging for us. However, this is the second largest market in the world for business products and services (behind only the United States), and we are committed for the long term to that market. Overall, we will continue to grow all aspects of our international business, add new geographies and continue to build on our first mover advantages in the e-commerce field in Europe, Japan, Australia and other countries."


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Office Depot will hold a conference call today for investors and analysts at
8:00 AM (EST). The conference call will be available to all investors via Webcast from our Web site at www.officedepot.com under "Company Information" and "Investor Relations", both located at the top of the screen. Interested parties may contact Investor Relations at 561-438-1680 for further information on the conference call.
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ABOUT OFFICE DEPOT

As of December 30, 2000, the Company operated 888 office supply superstores in the United States and Canada, in addition to a national business-to-business delivery network supported by 28 delivery centers, more than 60 local sales offices and seven regional call centers. Furthermore, the Company had operations in 16 countries outside of the United States and Canada, including 28 office supply stores in France and seven in Japan that are owned and operated by the Company; and 97 additional office supply stores under joint venture and licensing agreements operating under the Office Depot name in five foreign countries. The Company also operates an award-winning U.S. Office Depot brand Internet Web site at www.officedepot.com where customers can access Office Depot's low competitive prices seven days a week, twenty-four hours a day, and it operates www.officedepot.co.jp in Japan and www.officedepot.fr in France as well as Viking brand Web sites at www.vikingop.com in the United States, www.viking-direct.co.uk in the United Kingdom, www.viking.de in Germany, www.vikingdirect.nl in The Netherlands, www.vikingop.it in Italy, www.vikingop.com.au in Australia, www.vikingop.co.jp in Japan and www.vikingdirect.fr in France. Office Depot's common stock is traded on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AS AMENDED. FORWARD-LOOKING STATEMENTS, INCLUDING ALL OF THE PROJECTIONS AND ANTICIPATED LEVELS OF FUTURE PERFORMANCE, INVOLVE RISKS AND UNCERTAINTIES WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. THESE RISKS AND UNCERTAINTIES ARE DETAILED FROM TIME TO TIME BY OFFICE DEPOT IN ITS FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, INCLUDING WITHOUT LIMITATION ITS MOST RECENT FILING ON FORM 10-K, FILED IN MARCH, 2000 AND SUBSEQUENT 10-Q FILINGS, INCLUDING OUR MOST RECENT 10-Q, FILED ON OCTOBER 31, 2000. YOU ARE STRONGLY URGED TO REVIEW SUCH FILINGS FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND UNCERTAINTIES. THE COMPANY'S SEC FILINGS ARE READILY OBTAINABLE AT NO CHARGE AT WWW.SEC.GOV, WWW.10KWIZARD.COM AND AT WWW.FREEEDGAR.COM AS WELL AS ON A NUMBER OF OTHER COMMERCIAL WEB SITES. IN ADDITION TO THESE PRIOR CAUTIONARY STATEMENTS, YOU ARE CAUTIONED THAT FUTURE PERFORMANCE MAY BE IMPACTED BY A

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

NUMBER OF ADDITIONAL MATTERS REFERRED TO IN THIS PRESS RELEASE. AMONG THESE ARE THE FOLLOWING:

          o THE VARIOUS INITIATIVES BEING ANNOUNCED TODAY MAY NOT ACHIEVE THE DESIRED RESULTS FOR ANY NUMBER OF REASONS, INCLUDING (1) FAILURE TO EXECUTE ON OUR PLANS ADEQUATELY, AND (2) UNFORESEEN DIFFICULTIES IN ACHIEVING THE DESIRED RESULTS DUE TO CIRCUMSTANCES BEYOND OFFICE DEPOT'S CONTROL.

          o OFFICE DEPOT IS STILL BUILDING ITS NEW MANAGEMENT TEAM, AND SEVERAL KEY POSITIONS REMAIN UNFILLED AT THIS TIME, INCLUDING THE PRESIDENT OF NORTH AMERICAN RETAIL AND A CHIEF FINANCIAL OFFICER. FAILURE TO FILL THESE POSITIONS IN A TIMELY MANNER WITH APPROPRIATELY EXPERIENCED AND TALENTED PERSONS MAY RESULT IN OUR INABILITY TO EXECUTE THE PLANS OUTLINED HEREIN.

          o THE WIDELY ANTICIPATED GENERAL ECONOMIC SLOWDOWN IN 2001 MAY NEGATIVELY AFFECT BUSINESSES GENERALLY AND IN PARTICULAR THE CORE SMALL BUSINESS CUSTOMERS OF OFFICE DEPOT, THEREBY NEGATIVELY IMPACTING THE ANTICIPATED PERFORMANCE RESULTS FROM OUR INITIATIVES ANNOUNCED TODAY.



                  LIST OF UNITED STATES RETAIL STORES CLOSINGS
                  --------------------------------------------

         OHIO                   20 STORES        UTAH               2 STORES
         ------------------- ------------- ----- ------------------ ------------
         ARIZONA                 9 STORES        ILLINOIS           1 STORE
         ------------------- ------------- ----- ------------------ ------------
         MICHIGAN                8 STORES        KANSAS             1 STORE
         ------------------- ------------- ----- ------------------ ------------
         NEW YORK                5 STORES        MISSOURI           1 STORE
         ------------------- ------------- ----- ------------------ ------------
         CALIFORNIA              5 STORES        NEW MEXICO         1 STORE
         ------------------- ------------- ----- ------------------ ------------
         CONNECTICUT             2 STORES        PENNSYLVANIA       1 STORE
         ------------------- ------------- ----- ------------------ ------------
         IOWA                    2 STORES        RHODE ISLAND       1 STORE
         ------------------- ------------- ----- ------------------ ------------
         MASSACHUSETTS           2 STORES        TENNESSEE          1 STORE
         ------------------- ------------- ----- ------------------ ------------
         MINNESOTA               2 STORES
         ------------------- ------------- ----- ------------------ ------------
         NEW JERSEY              3 STORES        TOTAL              67 STORES
         ------------------- ------------- ----- ------------------ ------------


                     LIST OF CANADIAN RETAIL STORES CLOSINGS
                     ---------------------------------------

         ONTARIO                 3 STORES
         ------------------- -------------

         ------------------- -------------
         TOTAL                   3 STORES
         ------------------- -------------



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         TOTAL NORTH AMERICAN RETAIL STORE CLOSINGS - 70 STORES
--------------------------------------------------------------------------------



                                       ###


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